UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.		78401
(U.S. corporate headquarters)		(Zip Code)

1830 – 1030 West Georgia Street Vancouver, British Columbia, Canada		V6E 2Y3
(Canadian corporate headquarters)		(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on March 17, 2023, the Board of Directors of Uranium Energy Corp. (the “Company”) increased the size of the Board of Directors from six to seven members, and appointed Ms. Trecia Canty as a member of the Board of Directors to fill the resulting vacancy and to serve as a member of the Board of Directors. The initial term for Ms. Canty will expire concurrently with the terms of the other members of the Board of Directors at the Company’s next annual meeting of stockholders. Ms. Canty’s committee assignments will determined at a later date.

As a result, the Company’s current directors and executive officers are as follows:

Name	Position

Amir Adnani	President, Chief Executive Officer and a director
Spencer Abraham	Chairman and a director
David Kong	Lead independent director
Vincent Della	Volpe A director
Ganpat Mani	A director
Gloria Ballesta	A director
Trecia Canty	A director
Pat Obara	Secretary, Treasurer and Chief Financial Officer
Scott Melbye	Executive Vice President

Trecia Canty has over 25 years of experience in finance, strategic transactions, corporate governance, compliance, enterprise risk and ESG and has extensive energy industry experience, including exploration and production, public utilities, pipelines and related businesses in the United States and Canada. She is presently the Senior Vice President, General Counsel and Corporate Secretary and a member of the Executive Committee of PBF Energy Inc. (NYSE: PBF), a Fortune 200 company that is one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, lubricants and other petroleum products in the United States. Ms. Canty has been recognized by a number of professional distinctions including recognition in the Lawyers of Color Power List in 2020; inclusion in the Women Inc. 100 Top Corporate Counsel list in 2019 and recognition by Black Enterprise Magazine in its Most Powerful Women in Business in 2019.

Director’s Fee and Stock Options

The Board of Directors of the Company approved the payment of a director’s fee to Ms. Canty of $31,500.00 per annum paid quarterly (that being $7,875.00 at the end of each quarter and on a pro rata basis for the first quarterly period starting from the date of her appointment).

In addition, on March 17, 2023, the Board of Directors of the Company granted 100,000 stock options to Ms. Canty under the Company’s 2022 Stock Incentive Plan. The stock options are exercisable at the exercise price of $3.22 per share until March 17, 2028. The stock options vest as to 12.5% on each day which is three and six months, respectively, from the date of appointment, and as to 25% on each day which is 12, 18 and 24 months, respectively, from the date of appointment.

Section 8 – Other Events

Item 8.01	Other Events

On March 20, 2023, the Company issued a news release regarding the appointment of Trecia Canty to the Company’s Board of Directors.

A copy of the news release is attached as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated March 20, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: March 22, 2023.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer